UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2012
EL PASO PIPELINE PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33825 (Commission File Number)	26-0789784 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

El Paso Pipeline Partners, L.P. (the “Partnership”) is commencing an underwritten public offering (the “Offering”) of 7,100,000 common units representing limited partner interests in the Partnership pursuant to an effective registration statement. The Partnership intends to grant the underwriters a 30-day option to purchase a maximum of 1,065,000 additional common units in the Partnership to cover over-allotments, if any. The Offering is subject to market and other conditions, and the Partnership may change the number of common units offered or the timing of the Offering or decide not to proceed with the Offering.

Wells Fargo Securities, Barclays, Citigroup, Credit Suisse, J.P. Morgan and UBS Investment Bank will act as joint book-running managers of the Offering.

When available, copies of the preliminary prospectus supplement and the prospectus supplement and accompanying base prospectus related to the Offering may be obtained from the following persons at the addresses set forth below:

Wells Fargo Securities
Attn: Equity Syndicate Dept.
375 Park Avenue
New York, New York 10152
Telephone: 1-800-326-5897
Email: cmclientsupport@wellsfargo.com

Barclays
c/o Broadridge Financial Solutions
1155 Long Island Ave.
Edgewood, New York 11717
Telephone: 1-888-603-5847
Email: barclaysprospectus@broadridge.com

Citigroup
Brooklyn Army Terminal
Attn: Prospectus Dept.
140 58th Street, 8th floor
Brooklyn, New York 11220
Telephone: 1-800-831-9146
Email: batprospectusdept@citi.com

Credit Suisse
Attn: Prospectus Department
One Madison Avenue, New York, New York 10010
Telephone: 1-800-221-1037
Email: newyork.prospectus@credit-suisse.com

J.P. Morgan
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
Telephone: 1-866-803-9204

UBS Investment Bank
Attn: Prospectus Department
299 Park Avenue
New York, New York 10171
Telephone: 1-888-827-7275

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C.,
its general partner

Dated: September 10, 2012	By:	/s/ Kimberly A. Dang
Kimberly A. Dang Vice President and Chief Financial Officer

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